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                       SPECIMEN COMMON STOCK CERTIFICATE

                                                                     EXHIBIT 4.1

[LOGO]
NUMBER
SHARES
SB
SONICBLUE INCORPORATED
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP 83546Q 10 9
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT

is the record holder of
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.0001 PAR VALUE OF SONICBLUE INCORPORATED transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and sealed with a facsimile of its corporate seal.

SECRETARY
[SEAL]


CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
COUNTERSIGNED AND REGISTERED:
FLEET NATIONAL BANK

____________________________
____________________________
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED OFFICER

SONICBLUE INCORPORATED
   The Corporation is authorized to issue Common Stock and Preferred Stock. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock.

   The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, insofar as the same shall have been fixed, and of the authority of the Board of Directors to designate any preferences, rights and limitations of any wholly unissued series. Any such request should be directed to the Secretary of the Corporation at its principal office.

   This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between SONICblue Incorporated f/k/a S3 Incorporated (the "Company") and Fleet National Bank (the "Rights Agent") dated as of May 14, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate Certificates and will no longer be evidenced by this Certificate. The Company will mail to the holder of this Certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related Persons and any subsequent holder of such Rights may become null and void.

   The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full
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according to applicable laws or regulations:
TEN COM- as tenants in common
TEN ENT-  as tenants by the entireties
JT TEN- as joint tenants with right
of survivorship and not as tenants in common
COM PROP- as community property
UNIF GIFT MIN ACT- _______ Custodian ________
(Cust) (Minor
under Uniform Gifts to Minors
Act ______
(State)
UNIF TRF MIN ACT- ______ Custodian (until age _____ )
(Cust)
________ under Uniform Transfers
(Minor)
to Minors Act ________
(State)
Additional abbreviations may also be used though not in the above list.


For Value Received, ______ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)
Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________ Attorney to transfer the said Shares on the share register of the within-named Corporation with full power of substitution in the premises.
Dated
NOTE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever. Signature must be guaranteed.
Signature(s) Guaranteed:
By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.